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                                  EXHIBIT 21.1

                                  SUBSIDIARIES

         Subsidiary                                         State of Incorporation
         ----------                                         ----------------------
Automotive Lease Guide (ALG), Inc.                              Delaware
Chrome Systems, Inc.                                            Delaware
Credit Online, Inc.                                             Delaware
dealerAccess Canada Inc.                                        Ontario, Canada
dealerAccess Inc.                                               Delaware
DealerTrack Aftermarket Services, Inc.                          Delaware
DealerTrack Data Services, Inc.                                 Delaware
DealerTrack, Inc.                                               Delaware
DealerTrack Services Corp.                                      Delaware
webalg, inc.                                                    Delaware